LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into effective September 11, 2010 by and between Horizon Bancorporation, Inc., a Florida corporation, (hereinafter referred to as “Landlord”), and Bank of the Ozarks, an Arkansas Banking Corporation (hereinafter referred to as “Tenant”).

SECTION 1

DESCRIPTION OF LEASED PREMISES

Landlord leases to Tenant and Tenant leases from Landlord the real property located at 900 53rd Avenue East, Bradenton, Florida, as more particularly described in Exhibit “A” attached hereto and incorporated herein by this reference. The parties agree that such premises contains 7280 square feet of usable office space, together with the use of common area, parking spaces, and landscape areas as set forth herein. In addition the premises contain the following items that are and shall remain the property of Landlord upon the termination of the Lease: bank vault and vault door; teller drawers and coin vaults; drive-through equipment; night depository; window treatments and wall coverings; teller cabinets and countertops; flooring materials including carpet and tile; electrical and telephone wiring suitable for banking operations; plumbing and lighting fixtures; kitchen fixtures (excluding appliances); drive-through with canopy and teller window; all HVAC; and existing signage structure, except for such facings as installed by Tenant.

Collectively, the above described assets constitute the “Leased Premises.”

SECTION 2

QUIET ENJOYMENT

Landlord covenants, warrants and represents that, Landlord has full right, power and authority to execute and perform this Lease, and to grant the estate demised herein; and that Tenant, upon the payment of the rent herein reserved and performance of the covenants and agreements herein contained, shall peaceably and quietly have, hold and enjoy the Leased Premises and all rights, easements, covenants, and privileges belonging or in any way appertaining thereto. Tenant covenants that it has right, power and authority to execute and perform this Lease and that all lawful corporate authority has been obtained.

SECTION 3

USE OF LEASED PREMISES

The Leased Premises shall be used for banking operations and all reasonable activities ancillary thereto. Tenant shall not use the Leased Premises for any unlawful purposes or permit any unlawful or offensive activity to take place on or about the Leased Premises. In the event Tenant fails to continuously operate a banking facility in the Leased Premises as required herein, such failure to open or to continuously operate shall constitute a default by Tenant under this Lease and in addition to the remedies set forth in Section 27 below, Landlord may terminate this Lease and upon such termination Tenant shall pay to Landlord a lease termination fee equal to three times the total Base Rent for the lease year in which such default occurs.

Lease Agreement

SECTION 4

COMMENCEMENT AND TERM

The term of this Lease is three (3) years (the “Lease Term”) which began on September 11, 2010 and continuing thereafter until midnight September 10, 2013.

SECTION 5

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SECTION 6

RENT

The annual rental for the Leased Premises (the “Base Rent”) for the Lease Term shall be $24.00 per square foot for a total annual rent of $174,720.00.

The Base Rent shall be paid in equal monthly installments of $14,560.00, payable in advance on the first day of each month, plus and together with sales or use tax at the then applicable rate in the County in which the Leased Premises are located. Said monthly installments shall be paid, without demand, at such address as Landlord shall designate, in writing, from time to time. In the event the beginning date of the Lease Term shall be on other than the first day of the month, the Base Rent for the first and last months of the Lease Term shall be prorated.

SECTION 7

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SECTION 8

TAXES AND ASSESSMENTS

Tenant agrees to pay all general real estate taxes, non-ad-valorem assessments, and special assessments levied or assessed against or with respect to the Leased Premises (“County Tax Assessments”), during the Lease Term. County Tax Assessments shall be paid within the deadline required to obtain maximum discount (4%). With the final payment of the Rent, Tenant shall also pay to Landlord an amount equal to a prorated amount of the County Tax Assessments for the then current year. If the actual amount of the County Tax Assessments is not established as of the due date of the last rent payment, then the calculation of the County Tax Assessments shall be based on the estimate of County Tax Assessments as shown on the required TRIM notice provided by the Manatee County Property appraiser, or if such is not available, then based on the prior year County Tax Assessments. Upon Landlord’s receipt of the actual tax bill, the parties shall readjust the amount of the payment, at either party’s request adjustment.

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Tenant shall pay all taxes and assessments related to its personal property maintained in, on, or about or in connection with the Leased Premises.

Tenant shall have the right at its own cost and expense, to seek an abatement of Real Estate Taxes or a reduction in the valuation of the Demised Premises and/or contest the applicability of any Real Estate Taxes to the Demised Premises or the improvements thereon. Without limiting the foregoing, Tenant shall have the right to contest or cause to be contested, by appropriate legal proceedings conducted in good faith and with due diligence, at Tenant’s sole cost and expense, the amount and validity or application, in whole or in part, of any Real Estate Taxes or lien therefore, provided that Tenant shall have deposited with Landlord adequate reserves for the payment of the taxes as required by Landlord (but in no event less than the amount of Real Estate Taxes in dispute), unless paid in full under protest or Tenant shall have furnished such security as may be required in the proceeding.

In any instance where any such action or such proceeding is being undertaken by Tenant, Landlord shall reasonably cooperate with Tenant, at no cost or expense to Landlord, including participating (at Tenant’s sole cost and expense) in any proceeding in which Landlord is a necessary party and execute any and all documents approved by Landlord required in connection therewith.

Tenant shall be entitled to any refund (after the deduction therefrom of all reasonable expenses incurred by Landlord in connection therewith) of any Real Estate Taxes and penalties or interest thereon that were paid by Tenant; provided, however, that if the year for which the refund is due is a year in which the Tenant did not occupy the Leased Premises for the entire year, then the refund shall be prorated between Landlord and Tenant.

SECTION 9

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SECTION 10

ADDITIONAL RENTAL

Tenant shall pay as Additional Rent (whether or not the provisions requiring the payment of such amount so states) all such other sums of money and expenditures as shall become due from and payable by Tenant to Landlord under this Lease, including attorney’s fees and sales taxes in such amounts as charged to Landlord (such sums plus the Base Rent sometimes hereinafter being collectively referred to as “Rent” or “Rental”).

Lease Agreement

SECTION 11

LATE PAYMENTS

In the event of any failure to pay Rent or to make any other payment due Landlord hereunder in the manner of time provided for herein, Tenant shall pay to Landlord upon demand an administrative charge in an amount of One Hundred Fifty and No/100 Dollars ($150.00) for any payment not made by the tenth (10th) day after its due date.

SECTION 12

UTILITIES

Tenant shall arrange and pay for water, sewer, trash, and electricity furnished to the Leased Premises during the term of this Lease. In no event shall Landlord be liable for any interruption or failure of utility service to the Leased Premises unless caused by the gross negligence or willful misconduct of Landlord. Tenant shall arrange and pay for telephone services to the Leased Premises. Tenant shall arrange and pay for its own security system. Tenant shall pay and be responsible for any installation and monitoring fee associated with such system as well as any permits required with respect thereto. Landlord shall not be responsible for the maintenance of such security systems nor shall the installation of such security system result in Landlord being liable implied or expressly, for the security of Tenant’s employees, invitees, property or guests.

SECTION 13

REPAIRS AND MAINTENANCE

Landlord shall, at its expense, maintain the roof, exterior walls, foundation, and structural portions of the Leased Premises.

Tenant shall, at its expense, maintain in good condition, reasonable wear and tear excepted, all other improvements and landscaping located and operated on the Leased Premises, including but not limited to the heating and air conditioning equipment, plumbing systems, electrical systems, parking lot, grounds, retention areas, buffer areas and landscaped areas.

Tenant shall, at its expense maintain in good condition, reasonable wear and tear excepted, the interior doors and interior of the Leased Premises, including carpets, window coverings, interior fixtures, equipment presently in place or added by the Tenant or Landlord except when such damage is caused by the Landlord, its agents or employees.

The Tenant’s duty to maintain and repair the Leased Premises is a material condition of this contract and failure to maintain or repair shall constitute a default by Tenant.

Lease Agreement

SECTION 14

ENVIRONMENTAL

During the entire term of this Lease, including any period of time Tenant occupies any part of the Leased Premises, Tenant shall fully and strictly comply with all federal, state and local laws, ordinances, rules and regulations now or at any time hereafter in effect which regulate, relate to, or impose liability or standards of conduct concerning any Hazardous Substances (as such term is hereafter defined), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and any so-called federal, state or local “Superfund” or “Superlien” laws (collectively, the “Environmental Laws”), and which directly or indirectly affect Tenant’s business and Tenant’s use of the Leased Premises, and Tenant shall not permit the Leased Premises to be used to store or otherwise handle Hazardous Substances except where stored in sealed containers and in quantities normally associated with Tenant’s business conducted on the Leased Premises or for office maintenance and cleaning and, in those instances, the Hazardous Substances shall be handled or stored in compliance with all Environmental Laws. Tenant acknowledges that its compliance shall include, by way of illustration and not by way of limitation, the completion and timely filing of all reports and statements required pursuant to any Environmental Laws and the payment of all charges, fees and costs that may be assessed or imposed from time to time in connection therewith; and the timely disclosure to Landlord upon request of any information requested by Landlord when and as required pursuant to the Environmental Laws, as the same may be amended or replaced from time to time, in order to permit Landlord or others to make full and complete disclosures or filings as required pursuant to such laws.

Should a release of any Hazardous Substances onto or from the Leased Premises or land occur as a result of any intentional or unintentional act or omission on the part of Tenant or any other person, Tenant shall immediately notify Landlord thereof and, if such release is due to any act or omission of Tenant or of any of Tenant’s employees, agents, invitees, licenses, subtenants or assignees, as soon as possible thereafter Tenant shall conduct and complete or cause to he conducted or completed any and all remedial work reasonably required to clean up and remove all such Hazardous Substances in accordance with and to the extent required by all applicable Environmental Laws and any orders or directives of any federal, state or local governmental authorities charged with responsibility or authority pursuant to such Environmental Laws.

Tenant shall hold Landlord, its officers, directors, partners, agents and employees (as the case may be) harmless from and indemnified against all claims, penalties, fines, liabilities, settlements, damages and costs (including, but not limited to, reasonable attorney’s and other consultant’s fees, investigation or laboratory fees, court costs and litigation expenses) arising out of or as a result of (a) the presence, disposal, release or threatened release of any Hazardous Substances on, over, under, from or affecting the Leased Premises or land caused or permitted by, attributed or related to or otherwise arising out of the use and occupancy of the Leased Premises by Tenant or by anyone acting by, through or under Tenant, including without limitation, any of Tenant’s employees, agents, invitees, licensees, subtenants or assignees; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or relating to any such presence, disposal, release or threatened release of any Hazardous Substances; (c) any violation of or failure to comply with any Environmental Laws or any orders, requirements or demands of any governmental authorities which are based upon or in any way related to any such presence, disposal, release or threatened release of any Hazardous Substances; or (d) Tenant’s failure to comply with any of the requirements of this Section of the Lease.

Lease Agreement

Landlord shall hold Tenant, its officers, directors, partners, agents and employees (as the case may be) harmless from and indemnified against all claims, penalties, fines, liabilities, settlements, damages and costs (including, but not limited to, reasonable attorneys and other consultants fees, investigation or laboratory fees, court costs and litigation expenses) arising out of, or as a result of (a) the presence, disposal, release or threatened release of any Hazardous Substances on, over, under, from or affecting the Leased Premises or land caused or permitted by, attributed or related to or otherwise arising out of the prior use and occupancy of the Leased Premises by Landlord, or by anyone acting by, through or under Landlord (except Tenant), including without limitation, any of Landlord’s employees, agents, invitees, licensees, subtenants or assignees; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or relating to any such presence, disposal, release or threatened release of any Hazardous Substances; (c) any violation of or failure to comply with any Environmental Laws or any orders, requirements or demands of any governmental authorities which are based upon or in any way related to any such presence, disposal, release or threatened release of any Hazardous Substances: or (d) Landlord’s failure to comply with any of the requirements of this Section of the Lease.

For purposes of this Lease, the term “Hazardous Substances” shall mean and include  (a) any asbestos, PCBs or dioxins; (b) any petroleum products; (c) any waste, substance, material, pollutant or contaminant defined as hazardous or toxic in (or for purpose of) the Comprehensive Environmental Response, Compensation of Liability Act or any other applicable Environmental Laws, as the same may heretofore or hereafter be enacted or amended; and (d) any waste, substance, material, pollutant or contaminant either (i) defined as hazardous or toxic in (or for purposes of) or (ii) the presence, disposal, release or threatened release of which on, onto or from any Leased Premises (including the Leased Premises or the land) is governed by any other applicable Environmental Laws.

As a material inducement to Tenant entering into this Lease and the provisions of this Section, Landlord hereby covenants and warrants that the Leased Premises are as of the date of this Lease, free from all Hazardous Substances as described herein.

SECTION 15

GLASS

Tenant covenants and agrees to replace the plate glass broken on or in the Leased Premises during the term of this Lease if such damage or breakage is as a result of Tenants or Tenant’s employees, invitees or guests’ negligence or willful act.

Lease Agreement

SECTION 16

DAMAGE OR DESTRUCTION OF LEASED PREMISES

If the Leased Premises are damages or partially destroyed by fire, casualty or other cause during the term of this Lease or any extension thereof, Landlord shall promptly repair them, as soon as practicable, to the condition which Landlord furnished them to Tenant upon the commencement of the term of this Lease.

Rent and all other charges shall be abated only in the event the damage and subsequent repair operations prohibit business to be conducted on the Leased Premises by Tenant for a period of more than six months. However, if Landlord fails to begin the repair process within thirty (30) days, rent shall be abated for the remaining one hundred fifty (150) days of the six-month period for Landlord to complete repairs. If the repairs cannot be completed within one hundred eighty (180) days of the occurrence, Tenant shall have the option to terminate this Lease as of one hundred eighty (180) days after the occurrence.

SECTION 17

NON-LIABILITY OF LANDLORD FOR DAMAGES

Landlord shall not be responsible for liability or damage claims for injury to persons or property for any cause relating to the occupancy of the Leased Premises by Tenant. Tenant shall indemnify Landlord from all liability, loss or other damage claims for obligations resulting from any injuries or losses of this nature, including reasonable attorney’s fees and court costs incurred by Landlord in defending any such claims, except when caused by the negligence of the Landlord, its agents, servants, or employees.

SECTION 18

BUILDING INSURANCE

Tenant covenants and agrees, as a material inducement for entering into this Lease, to obtain and continue in full force and effect throughout the term of this Lease, a standard fire and extended coverage insurance policy in an amount sufficient to cover the full replacement cost of insurable value (whichever is less) of the Leased Premises and Comprehensive “all risk” insurance covering loss or damage to the Leased Premises caused by fire, lightning, hail, windstorm, explosion, vandalism, malicious mischief, and such other losses, hazards, casualties, liabilities and contingencies as are normally and usually covered by “All Risk”. A responsible insurance company authorized to do business in the State of Florida shall write such insurance policy. Landlord and Tenant mutually covenant and agree, as a material inducement for entering into this Lease, that any insurance proceeds shall be applied exclusively to the cost of repairing or rebuilding the Leased Premises. Tenant agrees to reasonably cooperate with Landlord in obtaining such insurance policy. This requirement shall be satisfied by an existing policy which names the Landlord as an additional insured, and provides the coverage required herein. Tenant agrees that Landlord shall be named as the primary insured, and any mortgagee of Landlord shall be named as an additional insured

Lease Agreement

Tenant shall at all times comply with all applicable fire ordinances, law, rules and regulations, as they may relate to the Leased Premises and shall reasonably cooperate with Landlord in maintaining the Leased Premises in such condition as to enable Landlord to obtain such insurance at the least available cost.

Tenant is responsible for its own insurance to cover its own contents located in the Leased Premises, and all of the personal property and equipment included in the Leased Premises. Landlord shall not be liable for any theft or damage to the property or person of any of the Tenant’s officers, employees, agents, invitees or guests from perils customarily covered by fire and extended coverage insurance, liability insurance or acts of God.

SECTION 19

LIABILITY INSURANCE AND INDEMNIFICATION

Tenant shall procure and maintain in full force, at its expense, during the term of this Lease, and any extension thereof for the benefit of Tenant and Landlord, general or public liability insurance which shall be adequate to protect against liability for damage claims through public use of or arising out of any accident occurring in or around the Leased Premises, in a minimum amount of $1,000,000.00 for each person injured, $1,000,000.00 for any one accident, and $250,000.00 for property damage. Landlord shall be the primary insured or an additional named insured in such policy and Tenant shall furnish Landlord with a Certificate of Insurance with reference to same. Landlord agrees to reasonably cooperate with Tenant in obtaining such insurance policy. This requirement shall be satisfied by an existing policy naming the Landlord as an additional insured, and providing the coverage required herein.

Anything in this Lease to the contrary notwithstanding, and without limiting the Tenant’s obligation to provide insurance, the Tenant covenants and agrees that it will indemnify, defend, and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorney’s fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this Lease:

(a)	Any matter, cause or thing arising out of Tenant’s use or occupancy, of the Leased Premises and any part thereof;

(b)	Any negligence on the part of the Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

(c)	Any accident, injury, damage to any person or property occurring in, or about the Leased Premises caused by Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

(d)	Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with;

Lease Agreement

(e)	Failure to pay or remit to Landlord applicable sales tax on payments made or required to be made under this Lease on which sales tax is due.

Tenant shall promptly notify Landlord of any such claim asserted against it and shall, within five days, deliver to Landlord copies of all papers or legal process served upon it in connection with any action or proceeding brought against Tenant by reason of any such claim.

The foregoing shall not include indemnity by Tenant for any damage or injury occasioned by the negligence of the Landlord, its agents, servants, or employees. Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord by reason of any such claim.

SECTION 20

IMPROVEMENTS OR ADDITIONS BY TENANT

During the term of this Lease, Tenant shall not alter, change or remodel the interior of the Leased Premises, excluding installation of movable partitions, without the Landlord’s prior written consent. No alterations or improvements affecting the structural portion of the building shall be made by Tenant. Any additions or improvements to the Leased Premises, whether made by Landlord or Tenant, shall be the property of Landlord without compensation to Tenant. Subject to Tenant not being in default under this Lease, Tenant shall, upon the expiration of this Lease, be permitted to remove from the Leased Premises, its trade fixtures and other personal property, provided, however, that in so doing Tenant shall not damage the Leased Premises and shall repair any damages caused by such removal.

SECTION 21

SIGNS

Outside signage may be made available to Tenant. In the event Tenant desires to utilize outside signage made available to Tenant, the cost thereof shall be borne exclusively by Tenant. No advertising medium shall be utilized by Tenant which can be heard or experienced outside the Leased Premises, including, but not limited to, flashing lights, searchlights, loudspeakers, phonographs, on site radio or television promotions, nor shall Tenant distribute, or cause to be distributed, in the Building, any handbills, circulars, or other advertising devices. Landlord shall have the exclusive use of the roof and Tenant shall not be permitted any signage thereon. All signage shall require Landlord’s prior written consent.

SECTION 22

PARKING

Tenant shall be entitled to the use parking spaces located in, around or adjacent to the Building. Designated handicap spaces shall also be adjacent to and along the main entrance side of the building, and shall be for the benefit of both the Tenant and other tenants who may occupy the building, and their guests, invitees, customers, and others entering the building entitled to use designated handicap parking.

Lease Agreement

SECTION 23

ENCUMBRANCES

This Lease is subject and subordinate to any mortgage with which Landlord may now or hereafter encumber the Property and to all renewals, modifications, consolidations, replacements, and extensions thereof. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee. In confirmation of such subordination, however, Tenant shall, within twenty (20) days of Landlord’s receipt of written notice, promptly execute any instrument evidencing such subordination. In the event of foreclosure under any mortgage, Tenant shall, upon request of any person or party succeeding to the interest of Landlord as a result of such foreclosure, automatically become the Tenant of such successor in interest without change in the terms or other provisions of this Lease and, upon request by such successor in interest, Tenant shall execute and deliver instrument(s) confirming the attornment provided for herein; provided the transferee expressly assumes the obligations of this Lease. Further, Landlord shall be required to provide said transferee with the material terms of this Lease to which transferee will be bound and required to fulfill the obligations of “Landlord”.

SECTION 24

MORTGAGING

Tenant shall not be entitled to mortgage, pledge, grant deeds of trust, or otherwise encumber Tenant’s leasehold interest under this Lease, or to assign, hypothecate or pledge the same as security for any debt without Landlord’s prior written consent. Any attempted mortgage or encumbrances by Tenant of Tenant’s leasehold interest herein without Landlord’s prior written consent shall be null and void.

SECTION 25

CONSTRUCTION LIENS

Tenant shall not permit any construction, mechanics’ or materialmens’ lien or any other liens to be placed upon the Leased Premises, or any improvements located therein, during the Lease Term, caused by or resulting from any work performed, material furnished or obligation incurred by or at the request of the Tenant. In the case of the filing of any lien on the interest of Landlord or Tenant in the Leased Premises, Tenant shall cause the same to be discharged of record by payment of the amount claimed to be due or by posting of the necessary bond within thirty (30) days after the filing of same, unless such lien is the result of a contract made by the Landlord the payment of which is the responsibility of the Landlord. A failure by Tenant to do so shall constitute an event of default by Tenant under this Lease.

Lease Agreement

SECTION 26

TENANT’S REMEDIES ON DEFAULT

In the event of any default by Landlord in the performance of any promise or obligation to he kept or performed hereunder and the default continues for a period of thirty (30) days after receipt by Landlord of a written notice from Tenant specifying the default (Tenant’s Default Notice”), in such event Tenant, at its election, can declare this Lease terminated null and void and vacate the Leased Premises within an additional period of thirty (30) days, paying rent only to the date of said vacating.

If upon receipt of Tenant’s Default Notice, Landlord believes that Landlord is not in default or that the Landlord is not required under the Lease to perform the specified obligation, then Landlord shall within 5 days of receipt of the Tenant’s Default Notice, notify Tenant of Landlord’s decision thereon. Thereafter, either party may request non-binding mediation. The parties shall jointly select a mediator that is mutually acceptable to both parties. Mediation shall be pursuant to the rules of the American Arbitration Association, or such other rules as the parties mutually agree.

If the dispute is not fully resolved by mediation, the dispute shall be submitted to binding arbitration before an arbitrator that is mutually acceptable to both parties. Arbitration shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association or such other rules as the parties mutually agree. The arbitrator shall award all the reasonable expenses incurred by the prevailing party of the arbitration (excluding attorney fees), including fees and expenses in utilizing any witnesses by the Prevailing Party. The arbitrator shall not have the right to award any attorneys’ fees or expenses. The cost of fees for the mediator and arbitrator shall be borne equally by Seller and Buyer. Each party shall pay their own attorneys’ fees.

Tenant shall have the right to continue in possession of the Leased Premises and shall comply with all terms and conditions of this Lease. Under no circumstances shall Tenant have the right to setoff against any rent or other sums due from Tenant hereunder the amount claimed as damages against Landlord.

SECTION 27

LANDLORD’S REMEDIES ON DEFAULT

If (i) Tenant fails to make any payment of Base Rent or Additional Rent or payment required under this Lease when due, and such amount remains unpaid for a period of ten (10) days following written notice to Tenant of such failure; (ii) Tenant fails to comply with any term, provision, condition, or covenant of this Lease or any of the rules and regulations now or hereafter established for the governance of the Leased Premises for a period of thirty (30) days, following notice from Landlord of such failure to comply or, if such failure is not susceptible to cure within such thirty (30) day period, Tenant has not instituted and diligently pursued good faith efforts to cure such failure within such thirty-day (30) day period; (iii) any petition is filed by or against Tenant under any section or chapter of the Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof and such petition is not discharged within sixty (60) days from the date of its filing; (iv) Tenant becomes insolvent or makes a transfer in fraud of creditors; (v) Tenant makes an assignment for the benefit of creditors; (vi) a receiver is appointed for Tenant for any of the assets of Tenant; (vii) Tenant fails to discharge any construction, mechanics’ or materialmens’ lien in the manner and in the time period described in Section 25, above; then in any such events, Tenant acknowledges that Landlord shall have the right to close the business temporarily in order to retake the Leased Premises. Landlord shall have the option to do any one or more of the following with notice or demand, in addition to and not in limitation of any other remedy permitted by law or in equity or by this Lease:

Lease Agreement

(a)          Terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, but if Tenant shall fail to do so, Landlord may, with notice and without prejudice to any other remedy Landlord may have, entered upon and take possession of the Leased Premises and expel or remove Tenant and its effects by force if necessary, without being liable to prosecution or any claim for damages therefor; and Tenant agrees to indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination, whether through inability to refer the Leased Premises on Satisfactory terms, or through decrease in rent, or otherwise.

(b)          Enter upon and take possession of the Leased Premises as agent of Tenant, by force if necessary, without being liable to prosecution of any claim for damages therefor and without terminating this Lease, and thereupon Landlord may relet the Leased Premises as agent of Tenant and receive rents therefor; and in such event, Tenant shall pay Landlord the reasonable cost of renovating repairing and altering the Leased Premises for a new tenant or tenants and any deficiency in rent that may arise by reason of such reletting. Landlord acknowledges an affirmative duty to mitigate damage.

(c)          To accelerate the maturity of all rent due and to become due under the Lease during the remainder of the Lease Term.

(d)          To keep the Lease in force, and to recover from Tenant the rent and any other sum due from the Tenant each month or less frequently at the election of Landlord, or to recover the entire sum due at the expiration of the Lease Term.

(e)          To recover from Tenant all expenses including reasonable costs and charges for repairs to the premises, which amounts will become due when incurred and will become payable to Landlord on demand.

(f)          To recover reasonable attorney’s fees and costs in connection with any action or proceeding to enforce this Lease, whether or not the Lease has been terminated, or to secure any rights due Landlord under this Lease, whether or not any action was instituted.

Lease Agreement

SECTION 28

SURRENDER OF LEASED PREMISES

Tenant shall surrender the Leased Premises at the end of the Lease Term, or any extension thereof in the same condition as when it took possession. Tenant shall not be responsible for any repairs or alterations beyond those required to restore the Leased Premises to a condition substantially similar to the condition of the Leased Premises at the commencement of this Lease, reasonable wear and tear excepted.

SECTION 29

HOLDING OVER

The failure of Tenant to surrender the Leased Premises upon the termination of the Lease Term, and subsequent holding over by Tenant, without consent of the Landlord shall result in the creation of a tenancy at sufferance whereupon Landlord shall be entitled to collect 150% of the Base Rent from Tenant. This provision does not give Tenant any right to hold over. All other terms and conditions of this Lease shall remain in full force during any extended tenancy hereunder.

SECTION 30

ATTORNMENT

In the event Landlord sells, conveys or otherwise transfers its interest in the Property or any portion thereof containing the Leased Premises, whether said transfer is voluntary or otherwise, or through bankruptcy or foreclosure, this Lease shall remain in full force and effect and the new owner agrees, within ten (10) days of written request, to confirm in writing, the continued validity of this Lease. Tenant hereby attorns to and covenants and agrees, within ten (10) days of Tenant’s receipt of a written request, to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as the Landlord under this Lease.

SECTION 31

ESTOPPEL CERTIFICATE

Tenant will, at any time and from time to time, upon not less than ten (10) days’ prior request from Landlord, execute acknowledge, and deliver to Landlord, a statement (“Tenant’s Estoppel Certificate) in writing certifying that Tenant is in possession of the Leased Premises under the terms of this Lease, that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications), stating the dates to which the Rent has been paid, and either stating that, to the knowledge of Tenant, no default exists hereunder, or specifying each such default of which Tenant may have knowledge, and such other matters as may be reasonably requested by Landlord. Within ten (10) days of written notice from Tenant, Landlord agrees to execute and deliver to Tenant similar documents.

Lease Agreement

SECTION 32

ASSIGNMENT, SUBLEASE, OR LICENSE

Tenant shall not assign this Lease or sublease the Leased Premises, or any right or privilege connected therewith, or allow any other person, except agents, employees, and customers of the Tenant, to occupy the Leased Premises or any part thereof, without first obtaining the written consent of Landlord. A consent by Landlord shall not be a consent for a subsequent assignment, sublease or occupation by other persons. An unauthorized assignment, sublease, or license to occupy by Tenant, shall be void and shall terminate this Lease at the option of the Landlord. The interest of the Tenant in this Lease is not assignable by operation of law, without the prior written consent of the Landlord.

SECTION 33

Intentionally left Blank

SECTION 34

CONDEMNATION

If the whole or any part of the Leased Premises shall be taken by any lawful authority under the power of eminent domain, then this Lease and the term demised shall thereupon terminate and Tenant shall be liable for rent only up to the date of such termination.

In the event of the partial or complete taking of the improvements, as aforesaid, Tenant shall only be entitled to participate in any awards for such taking to the extent that any such award includes the loss, if any, sustained by Tenant for loss of business, fixtures, goodwill, and moving expenses.

SECTION 35

LANDLORD TO HAVE ACCESS

The Landlord hereby expressly reserves the right to enter the Leased Premises or any part thereof, at any time in the event of emergency, but only after notice to the Tenant. Landlord’s right to enter shall be subject to applicable banking regulations and the requirements of the Tenant to insure appropriate security for its banking operations. Furthermore, Landlord may enter the Leased Premises after reasonable notice to make inspection and repairs, to exhibit the Leased Premises to prospective tenants, purchasers, or others, and to perform any acts related to safety, protection, preservation, or improvement of the Leased Premises.

Tenant shall have the right to peacefully hold and enjoy the Leased Premises without unreasonable hindrance or interruption by Landlord or any persons claiming by, through or under him until the end of the Lease Term.

Lease Agreement

SECTION 36

RECIPROCAL COVENANT ON NOTIFICATION OF ADA VIOLATIONS

Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the Americans with Disabilities Act of 1990 (“ADA”) relating to any portion of the Property or of the Leased Premises; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Property or the Leased Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Property or the Leased Premises.

SECTION 37

NOTICES

Any notice which is to be given; pursuant to the terms of this Lease to Tenant or to Landlord shall be deemed sufficiently given if sent by Certified or Registered Mail, postage prepaid, addressed as follows:

Landlord;	Horizon Bancorporation, Inc
Attn: Michael Shannon Glasgow
1209 – 44th Avenue East
Bradenton, Florida 34209

Tenant:	Bank of the Ozarks
Attn: Mark D. Ross,
Chief Operating Officer
17901 Chenal Parkway
Little Rock, Arkansas 72223

The customary receipt shall be conclusive evidence of service, and notice shall be effective as of the date of mailing thereof Landlord agrees to accept rent at the above- referenced address.

Any change in the entity to whom rent is due must be authorized in writing by the named landlord, its mortgagor, or by court order. Absent such acceptable authorization, Tenant shall not be in default of this Lease if it continues to pay rent as specified herein.

Lease Agreement

SECTION 38

ENTIRE AGREEMENT

Landlord represents that there are no oral agreements affecting this Lease. This Lease, exhibits and rider, if any, attached hereto and forming a part hereof, supersede and cancel all previous negotiations, arrangements, letters of intent, lease proposals, brochures, agreements, representations, promises, warranties and understandings between the parties. No alteration, amendment, change or addition to this Lease shall be binding upon either party unless reduced to writing and signed by each party.

SECTION 39

BROKERS

Landlord and Tenant hereby mutually represent and warrant to each other that they have not had dealings or negotiations with respect to the Leased Premises with any real estate broker. If any broker makes a claim that either Tenant or Landlord has engaged such broker in connection with the leasing of the Leased Premises, the party alleged to have retained such broker agrees to indemnify and hold harmless the other party hereto against any and all costs or charges (including any attorney’s fees) suffered as the result of such claim.

SECTION 40

RECORDING

Neither party may record this Lease or any memorandum hereof.

SECTION 41

TIME

Time shall be of the essence with respect to all terms under this Lease.

SECTION 42

WAIVER

No waiver by either of the parties hereto of any provision or breach hereof, shall be deemed a waiver of any other provisions or of any subsequent breach by the Tenant or the Landlord of the same or any other provisions. The Landlord’s or Tenant’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of the Landlord’s or the Tenant’s consent to or approval of any subsequent act.

No remedy or election hereunder shall be deemed exclusive, but shall, whenever possible, be cumulative with all other remedies at law or in equity.

Lease Agreement

SECTION 43

LAW

This Lease and the performance hereunder shall be governed by the laws of the State of Florida.

SECTION 44

HEADINGS

This instrument’s paragraph headings are for quick reference and convenience only and do not alter, amend, or otherwise affect the terms, conditions, and agreements set out herein.

SECTION 45

LITIGATION

In the event of litigation between the Landlord and the Tenant arising out of a default in the performance of any of the terms, covenants, agreements or conditions relative to rights, of either party under this Lease, the prevailing party shall be entitled to an award of reasonable attorney’s fees and costs, including those incurred prior to the commencement of litigation and at the trial and appellate levels. In addition, both parties hereby waive their rights to a trial by jury.

SECTION 46

SEVERABILITY

Should any provisions of this Lease be or become invalid, void, illegal or not enforceable, it shall be considered separate and severable from the Lease and the remaining provisions shall remain in force and be binding upon the parties hereto as though such provision had not been included.

SECTION 47

FORCE MAJEURE

If either party fails to perform any of its obligations under this Lease as a result of Force Majeure, such party shall not be liable for loss or damage for the failure and the other party shall not be released from any of its obligations under this Lease. If either party is delayed or prevented from performing any of its obligations as a result of Force Majeure, the period of delay or prevention shall be added to the time herein provided for the performance of any such obligation.

Lease Agreement

“Force Majeure” shall mean any period of delay which arises from or through Acts of God; strikes, lockouts, or labor difficulty; explosion, sabotage, riot or civil commotion; act of war; fire or other casualty; legal requirements; and causes beyond the reasonable control of a party.

SECTION 48

CONSTRUCTION

Should any provision of this Lease require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party who itself or through its agents prepared the same, it being agreed that Landlord, Tenant and their respective agents have participated in the preparation hereof

SECTION 49

RADON GAS

“Radon” is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. Radon, an odorless, invisible and naturally occurring gas, is often found inside tightly sealed buildings. The gas has been linked to lung cancer, with susceptibility heightened among smokers.

SECTION 50

COMPLIANCE WITH APPLICABLE BANKING REGULATIONS

Notwithstanding any other provisions of this Lease, the rights, duties, privileges and obligations of the parties shall at all times be subject to the regulations published by the Federal Deposit Insurance Corporation, the office of the Comptroller of Currency, the Division of Banking, or other banking regulatory agencies. Specifically, the rights for the Landlord as set forth in Section 27 shall not apply to the extent that they may conflict with such applicable banking regulations.

SECTION 52

SPECIAL PROVISIONS

a.

2010 Real Estate Taxes, As additional rental and consideration hereof, Tenant shall pay the ad valorum real estate taxes for the year 2010 that are currently unpaid and due against the Premises. Tenant shall deliver a paid receipt evidencing such payment upon execution and delivery of this lease.

Lease Agreement

b.

Rent prior to July 1, 2011 and Sales tax thereon. The rent that has accrued from the date of September 11, 2010 and prior to the date of July 1, 2011 has been negotiated and agreed to be the sum of $140,746,60 (“Pre July Rent”). The Pre July Rent is being paid to Landlord as part of a settlement agreement between Landlord and the FDIC as receiver for Horizon Bank (“Receiver”). Tenant is not responsible for payment of the Pre July Rent. The Pre July Rent is subject to Florida sales taxes on commercial leases. Tenant shall pay the amount of the sales tax on the Pre July Rent to Landlord upon execution and delivery of this lease. Landlord and Tenant estimate that the sales tax due on the Pre July Rent is $9,148.53 (Pre July Rent x 6.5%) If Landlord receives a notice or demand for any additional sales taxes, interest, penalties or other charges arising from the Pre July rent (the “Tax Claim”), then Tenant shall pay and agrees to indemnify and hold Landlord harmless for any liability, loss or claim arising from the Tax Claim, including the tax itself, interest, penalties, and attorney fees and costs incurred by Landlord defending the Tax Claim and/or enforcing this indemnification provision. Tenant shall pay the amount of the Tax Claim on or before 10 days following Tenant’s receipt of any demand or written notification from the State of Florida Department of Revenue.

IN WITNESS WHEREOF, the parties have hereunto caused this instrument to be executed the day and year first above written.

Signed, sealed and delivered in the presence of:	LANDLORD:

/s/ Charles J. Pratt, Jr.	Horizon Bancorporation, Inc., a Florida Corporation
Signature

Charles J. Pratt, Jr.
Printed Name

/s/ Tammy Melichar
Signature	By:	/s/ Shannon Glasgow
	Name:	Shannon Glasgow
Tammy Melichar	Title:	Chairman
Printed Name

Signed, sealed and delivered in the presence of:	TENANT:

/s/ Patricia Hooker	Bank of the Ozarks, an Arkansas Banking Corporation
Signature

Patricia Hooker
Printed Name

/s/ Robbie Hargrove
Signature	By:	/s/ Mark D. Ross
	Name:	Mark D. Ross
Robbie Hargrove	Title:	Vice Chairman & COO
Printed Name

Lease Agreement

This page intentionally left blank

Lease Agreement

Exhibit A to Lease Agreement

Horizon Bancorporation/Bank of the Ozarks

Lot 1, ONECO HORIZON, a Subdivision according to the Map or Plat thereof as recorded in Plat Book 35, page 193 of the Public Records of Manatee County, Florida.

LESS Additional R/W described in Official Records Book 2345 page 1137 of the public records of Manatee County, Florida.

Lease Agreement

BK 2345 PG 1140 (4 of 7)

EXHIBIT "A"

NOT A SURVEY

CURVE TABLE-(P)					
CURVE	LENGTH	RADIUS	DELTA	CHORD	BEARING
C1	131.60'	24777.06'	0°18'16"	131.60'	S89°28'41"E
C2	40.83'	24777.06'	0°05'40"	40.83'	S89°23'23"E
C3	78.86'	50.00'	90°27'01"	70.94'	S45°22'46"W
C4	80.77'	24777.06'	0°12'36"	80.77'	S89°32'31"E

NORTH LINE OF THE NE 1/4 OF SECTION 13, TWP 35 S, RGE 17 E
N89°25'38"W-(D)
53rd AVENUE EAST
STATE ROAD 70
N45°26'00"E 13.57'-(P)
C1
C2
C3
C4
ADDITIONAL DEDICATED RIGHT OF WAY-(P)
WEST LINE OF THE NE 1/4 OF SECTION 13, TWP 35 S, RGE 17 E
OWNER: HORIZON BANCORPATION, INC.
TAX I. D. NO: 5741500559
O.R. BOOK 1602, PAGE 3489
53.50'
5' NON VEHICULAR INGRESS-EGRESS EASEMENT-(P)
9th STREET EAST
R/W WIDTH VARIES
ONECO HORIZON
PLAT BOOK 35, PAGE 193
LOT 1
S00°11'46"W 259.97'-(P)
N00°11'46"E 201.27'-(P)
S89°48'14"E 10.00'-(D)
10.00'
ADDITIONAL R/W
(BASIS OF BEARINGS) N00°11'46"E-(D)
106
EAST R/W LINE-(P)
S00°11'46"W 130.00'-(D)
R/W LINE
N89°48'14"W 10.00'-(D)
SOUTH LINE OF LOT 1
N89°48'14"W 141.09'-(P)
POINT OF BEGINNING
ADDITIONAL RIGHT OF WAY
SW CORNER OF LOT 1

50 0 50

SCALE: 1" = 50'

N

LEGEND

- (C) CALCULATED DIMENSION
- (D) DEED DIMENSION
- (P) PLAT DIMENSION
- C/L CENTERLINE
- I.D. IDENTIFICATION
- LB LICENSED BUSINESS
- O.R. OFFICIAL RECORDS
- P.S.M. PROFESSIONAL SURVEYOR AND MAPPER
- RGE RANGE
- R/W RIGHT OF WAY
- TWP TOWNSHIP

Parcel 106 contains 1,380 square feet, more or less.

SURVEYOR'S NOTES

1) THIS SKETCH OF DESCRIPTION IS NOT VALID WITHOUT THE SIGNATURE AND THE ORIGINAL RAISED SEAL OF A FLORIDA LICENSED SURVEYOR AND MAPPER.

2) North and the bearings shown hereon are referenced to a plat bearing of North 00°11'46" East for the West line of the of the Northeast 1/4 of Section 13, Township 35 South, Range 17 East as shown on the plat of Oneco Horizon, recorded in Plat Book 35, Page 193, Public Records of Manatee County, Florida.

3) The Tax Parcel Number and recording information shown were taken from an Ownership and Encumbrance Report prepared by TnT Searching, Inc. (File No. S06-0527, dated December 31, 2006).

4) THIS IS NOT A SURVEY.

5) THIS SKETCH OF DESCRIPTION IS NOT COMPLETE WITHOUT THE ATTACHED EXHIBIT "A" LEGAL DESCRIPTION (PAGE 2 OF 2).

PREPARED UNDER THE DIRECTION OF:
KEITH AND SCHNARS, P.A. LB 1337

Kenneth T. Glass 11/08/2009

BY: KENNETH T. GLASS, P.S.M.
FLORIDA CERTIFICATE NO. 5713

ANNOTATION REVISIONS - 11/02/09
REVISE LEGAL DESCRIPTION - 07/09/09
REVISE R/W LINE AND LEGAL DESCRIPTION - 6/16/09

PAGE 1 OF 2

SKETCH OF DESCRIPTION

ADDITIONAL RIGHT OF WAY - PARCEL 106
PREPARED FOR: MANATEE COUNTY, FLORIDA

REVISIONS	
REVISE LEGAL DESCRIPTION	04/30/07
ADD PARCEL NUMBER	04/30/07
ANNOTATION REVISIONS	03/26/09
ANNOTATION REVISION/GRAPHIC SCALE	4/03/09
REVISE R/W LINE AND LEGAL DESCRIPTION	6/01/09

Keith and Schnars, P.A.
ENGINEERS - PLANNERS - SURVEYORS
2525 Drane Field Rd. Suite 7 Lakeland, FL 33811 Tel: 863-646-4771

DATE:	02/13/07
SCALE:	1" = 50'
FIELD BOOK(s):	N/A
DRAWN BY:	D.M.W.
CHECKED BY:	K.T.G.
DWG No:	1715620lgl.dwg

BK 2345 PG 1141 (5 of 7)

NOT A SURVEY

EXHIBIT "A"

LEGAL DESCRIPTION: Parcel 106 (ADDITIONAL RIGHT OF WAY)
A parcel of land lying in the West 1/2 of the Northwest 1/4 of the Northeast 1/4 of Section 13, Township 35 South, Range 17 East, Manatee County, Florida, being more particularly described as follows:

Begin at the Southwest corner of Lot 1, as shown on the Plat of Oneco Horizon, recorded in Plat Book 35, Page 193, of the Public Records of Manatee County, Florida; thence run North 00°11'46" East along the East Right of Way line of 9th Street East as shown on said Plat, a distance of 138.00 feet; thence run South 89°48'14" East, a distance of 10.00 feet; thence run South 00°11'46" West along a line that is 10.00 feet east of and parallel with said East Right of Way line, a distance of 138.00 feet to a point on the south line of said Lot 1; thence run North 89°48'14" West along said south line, a distance of 10.00 feet to the Point of Beginning.

Containing 1,380 square feet, more or less.

1) THIS EXHIBIT "A" LEGAL DESCRIPTION IS NOT COMPLETE WITHOUT THE ATTACHED SKETCH OF DESCRIPTION (PAGE 1 OF 2).

ANNOTATION REVISIONS – 11/02/09
REVISE LEGAL DESCRIPTION – 07/09/09
REVISE R/W LINE AND LEGAL DESCRIPTION – 6/16/09
REVISE R/W LINE AND LEGAL DESCRIPTION – 6/01/09

PAGE 2 OF 2

SKETCH OF DESCRIPTION
ADDITIONAL RIGHT OF WAY – PARCEL 106
PREPARED FOR: MANATEE COUNTY, FLORIDA

REVISIONS	
REVISE LEGAL DESCRIPTION	04/30/07
ADD PARCEL NUMBER	04/30/07
ANNOTATION REVISIONS	03/28/09
ANNOTATION REVISION/GRAPHIC SCALE	4/03/09

Keith and Schnars, P.A.
ENGINEERS – PLANNERS – SURVEYORS
2505 Bruce Field Rd. Suite 7 Lakeland, FL 33811 Tel: 863-646-4771

DATE:	02/13/07
SCALE:	1" = 50'
FIELD BOOK(s):	N/A
DRAWN BY:	D.M.W.
CHECKED BY:	K.T.G.
DWG No.	1715620lgl.dwg